EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of the 28th day of April, 2000, and is by and between Fullcomm, Inc., a Delaware corporation with an office for purposes of this Agreement at 11 Chambers Street, Princeton, New Jersey 08542 (hereinafter the "Company" or "Employer"), and Howard M. Weinstein (hereinafter the "Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Company wishes to retain the services of Employee to act as Chief Executive Officer for and on its behalf in accordance with the following terms, conditions and provisions; and

     WHEREAS, Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

     1.  EMPLOYMENT.  Company hereby employs  Employee and Employee accepts such
         ----------
employment, and each party shall perform its or his respective duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

     2.  EMPLOYMENT  STATUS.  Employee shall at all times be Company's  employee
         ------------------
subject to the terms and conditions of this Agreement and entitled to such benefits as provided herein.

     3. TERM. Unless earlier terminated pursuant to terms and provisions of this
        ----
Agreement, this Agreement shall have a term (the "Term") of two (2) years commencing May 22, 2000. The Term shall automatically renew for successive two-year terms thereafter unless either party delivers written notice of termination to the other at least 60 days prior to the end of the initial two-year Term or any succeeding two-year Term.

     4. POSITION.  During Employee's employment hereunder,  Employee shall serve
        --------
as Chief Executive Officer of the Company. In such position, Employee shall have the customary powers, responsibilities and authorities of such position in corporations of the size, type and nature of the Company including being generally responsible for the day-to-day operations of Employer's business. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Board of Directors of the Company (the "Board"). Neither Employee's title nor any of his functions shall be changed, diminished or adversely affected during the Term without his written consent. Employee shall be provided with an office, staff and other working facilities at the executive offices of the Company consistent with his position and as required for the performance of his duties. In addition, Employer shall use its best efforts to have Employee elected to the Board of Directors of Employer's parent company, Contessa Corporation, at each of Contessa Corporation's Annual Meeting of Stockholders.

     5.  COMPENSATION.  For the performance of all of Employee's  services to be
         ------------
rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

     5.1.(a) During  the Term,  Company  shall pay  the Employee an initial base annual salary of $130,000 (the "Base Salary") payable in bi-monthly installments, and such Base Salary shall not be decreased during the Term. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary." Employee's Base Salary shall be reviewed annually by the Board, who, in its sole discretion, may increase Employee's Base Salary based upon Employee's performance.

          (b) For each of the following key milestones that are obtained by the Employer over the first twelve (12) months of Employee's employment with the Employer, Employee shall be entitled to a bonus of $30,000: (i) a working prototype which has been completed and successfully tested by the third-party design team, (ii) successful beta test with a reputable company (where test parameters have been established prior to the beta test and the results of such beta test meet the test parameters established by management), and (iii) completion of a letter of intent describing a joint marketing agreement with an acceptable market leader, as determined by management.

          (c) Upon the execution of this Agreement, Employee shall receive options to purchase 625,074 shares of the common stock of Contessa Corporation. Such options shall have an exercise price equal to the fair market value of such common stock on the date of grant. Such options shall vest as follows: (i) 223,241 of such options granted shall vest on the first anniversary of the grant date, (ii) 223,241 of such options granted shall vest on the second anniversary of the grant date, and (iii) 178,592 of such options granted shall vest upon the earlier of (x) the market capitalization of Contessa Corporation reaching the sum of an average of $100 million for a period of one month during the initial term of this Agreement, or (y) the seventh anniversary of the grant date.

     5.2. Employee shall be eligible to participate in (i) the Incentive Stock Option Plan as may be established by the Board on the terms and conditions generally applicable to such ISO plan participants and (ii) the Company's Senior Management Bonus Plan.

     5.3. Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Social Security, withholding and otherwise, and any other applicable amounts required by law or any taxing authority.

     6. Employee Benefits.
        -----------------

     6.1. During the Term hereof and so long as Employee is not terminated for cause (as such term is defined herein), Employee shall receive and be provided health and dental insurance, and during Employee's employment hereunder, in the sole and absolute discretion of the Board, such other employee benefits including, without limitation, fringe benefits, vacation, automobile, retirement plan participation and life, health, accident and disability insurance, etc. (collectively, "Employee Benefits"). The parties acknowledge that the benefits to be provided pursuant to this Section shall commence as soon as practicable following the date hereof, but in any case within thirty days following the date hereof.

     6.2. Employee shall be entitled to receive four (4) weeks paid vacation per calendar year. If such vacation time is not taken by Employee in the then current year, Employee at his option may accrue vacation or receive compensation in lieu thereof at one-half the then current level of Employee's Base Salary.

     6.3. Reasonable travel, entertainment and other business expenses actually incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company upon the approval of the Chief Executive Officer who shall be entitled to request supporting documentation (receipts, invoices, etc.) with respect to such expenses.

     6.4.  Employee  agrees to temporarily  move, for a period not to exceed six
(6) months, to a site where the Employer's prototype design team is located. During such time period, Employer shall reimburse Employee for temporary living expenses not to exceed $1,350 per month. Upon the earlier of (i) Board approval of a permanent site or (ii) the expiration of 180 days from the date of execution of this Agreement, Employer shall pay to Employee a lump sum in the amount of $30,000 to cover the relocation expense for Employee to move to a permanent site, as approved by the Board. Employee shall then be responsible for all of his transition and moving costs, as well as any and all federal and/or state taxes that may be incurred by Employee in connection with such $30,000 payment.

     7. Termination.
        -----------

     7.1.  For Cause by the  Company.  Employee's  employment  hereunder  may be
           -------------------------
terminated by the Company at any time with or without cause upon sixty (60) days prior written notice. Any termination of Employee's employment pursuant to this
Section 7.1 shall be made by the Board.

          7.1.1. If Employee is terminated for cause, he shall be entitled to receive Employee's Base Salary from Company only through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement. If Employee is terminated without cause, he shall be entitled to receive Employee's Base Salary for a period of six (6) months immediately following the termination date and all previously granted options shall be accelerated and vest immediately. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Subsection 7.1.1 shall be determined in accordance with law and with the plans, policies and practices of the Company as in general effect on the date of termination.

          7.1.2 For the purposes of this Agreement, "cause" shall include, without limitation, the following conduct of the Employee:

                    (i) neglect or refusal to perform the duties assigned to the Employee under or pursuant to this Employment Agreement or material breach of any provision of this Employment Agreement by the Employee after due notice thereof and a 15 day opportunity to cure such breach;

                    (ii) willful misconduct as an Employee, including but not limited to, misappropriating funds or property of the Company; any attempt to obtain any personal profit from any transaction in which the Employee has an interest that is adverse to the Company or any breach of the duty of loyalty and fidelity to the Company; or any other act or omission of the Employee which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                    (iii) conviction of a felony or plea of guilty or nolo contendere to a felony;

                    (iv) acts of dishonesty or moral turpitude by the Employee that are detrimental to the Company or any other act or omission which subjects the Company or any of its affiliates to public disrespect, scandal, or ridicule, or that causes the Company to be in violation of governmental regulations that subjects the Company either to sanctions by governmental authority or to civil liability to its employees or third parties; and

                    (v) disclosure or use of confidential information of the Company, other than as specifically authorized and required in the performance of Employee's duties.

     7.2.  Disability  or  Death.  (i)  Employee's  employment  hereunder  shall
           ---------------------
terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will, as a result thereof, be unable) to perform his duties for a period of nine (9) consecutive months or for an aggregate of fifteen (15) months in any twenty-four (24) consecutive month period (such incapacity is hereinafter referred to as "Disability"). If Company terminates Employee's employment under the terms of this Agreement and Employee does not receive disability insurance payments under the terms hereof in an amount at least equal to the then effective Employee's Base Salary pursuant to a policy maintained and paid for by the Company, Company shall be responsible to continue to pay Employee's Base Salary during the then remaining Term to the extent required to bring the Employee's annual compensation (together with disability payments) up to the amount equal to the Employee's Base Salary immediately prior to the termination for disability. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

                    7.2.1. Upon termination of Employee's employment hereunder during the Term as a result of death, Employee's estate or named beneficiary(ies) shall receive from the Company (x) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the month in which his death and (y) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to this Agreement (or the Plans and Policies of the Company generally).

                    7.2.2. All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 7.2 shall be determined in accordance with the plans, policies and practices of the Company in general effect at the date of death.

          7.3. Change in Control Payment.
               -------------------------

          7.3.1. If there is a Change of Control within one (1) year of the termination of this Agreement without cause by the Company, Employee shall be entitled to receive the difference between those monies he actually received upon such termination and 2.99 times Employee's base amount as defined in
Section 280G(b)(3) of the Internal Revenue code of 1986, as amended (the "Code") (the "Employee Base Amount").

          7.3.2. Subject to Section 7.6, if Employee's employment is terminated by the Company and coincident with or following a Change of Control, Employee shall be entitled to a lump sum payment, payable within ten (10) days after such termination of employment, equal to the product of (x) 2.99 times (y) the Employee Base Amount.

          7.4.  Termination  by  Employee.  If  Employee,  upon ninety (90) days
                -------------------------
notice to the Employer, terminates his employment with the Company for any reason during the term, Employee shall be entitled to continued benefits and compensation, as set forth in Paragraph 5 herein, during the ninety (90) days following such notice. Employee shall continue to perform his duties during the ninety (90) days following such notice, unless less otherwise notified by the Employer.

          7.5 Change of Control defined: For purposes of this Agreement, "Change
              -------------------------
of Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owner (as defined in rule 13(d)(3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of

Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (iii) a sale of assets constituting all or substantially all of the assets of the Company (determined on a consolidated basis). In the event of such Change of Control, the new entity shall be obligated to assume the terms and conditions of this Agreement.

     7.6. Limitation on Certain Payments.
          ------------------------------

          7.6.1. In the event it is determined pursuant to Section 7.6.2 below, that part or all of the consideration, compensation or benefits to be paid to Employee under this Agreement in connection with Employee's termination of employment following a Change of Control or under any other plan, arrangement or agreement in connection therewith, constitutes a "parachute payment" (or payments) under Section 280G(b)(2) of the Code, then, of the aggregate present value of such parachute payments (the "Parachute Amount") exceeds 2.99 times the Employee Base Amount, the amounts constituting "parachute payments" which would otherwise be payable to or for the benefit of Employee shall be reduced to the extent necessary such that the Parachute Amount is equal to 2.99 times the Employee Base Amount. Employee shall have the right to choose which amounts that would otherwise be due him but for the limitations described in this paragraph shall be subject to reduction. Notwithstanding the foregoing, if it is determined that stockholder approval of the payment of such compensation and benefits will reduce the applicability of Section 280G of the Code to such payment, promptly after request by Employee, Company will undertake reasonable efforts to hold such a stockholder meeting to obtain such approval or to solicit such approval by written consent, and to obtain such approval.

          7.6.2. Any determination that a payment constitutes a parachute payment and any calculation described in this Section 7.6 ("determination") shall be made by the independent public accountants for the Company, and may, at Company's election, be made prior to termination of Employee's employment where Company determines that a Change in Control, as provided in this Section 7, is imminent. Such determination shall be furnished in writing no later than thirty
(30) days following the date of the Change in Control by the accountants to Employee. If Employee does not agree with such determination from the accountants and within Fifteen (15) days thereafter, accountants of Employee's choice must deliver to the Company their determination that in their judgment complies with the Code. If the two accountants cannot agree upon the amount to be paid to Employee pursuant to this Section 7 within ten (10) days of the delivery of the statement of Employee's accountants to the Company, the two accountants shall choose a third accountant who shall deliver their determination of the appropriate amount to be paid to Employee pursuant to this
Section 7.6, which determination shall be final. If the final determination provides for the payment of a greater amount than that proposed by the accountants of the Company, then the Company shall pay all of Employee's costs incurred in contesting such determination and all other costs incurred by the Company with respect to such determination.

          7.6.3. If the final determination made pursuant to Subsection 7.6.2 of this Section 7.6 results in a reduction of the payments that would otherwise be paid to Employee except for the application of Section 7.6.1 of this Section 7.6, Employee may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of his election within ten (10) days of the final determination of the reduction in payments. If no such election is made by Employee within such 10-day period, the Company may elect which and how much of any entitlement shall be eliminated or reduced and shall notify Employee promptly of such election. Within ten (10) days following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Employee such amounts as become due to Employee under this agreement.

          7.6.4. As a result of the uncertainty in the application of Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under Subsection 7.6.1 of this Section 7.6 ("Overpayment") or that additional payments which are not made by the Company pursuant to Subsection 7.6.1 of this Section
7.6 should have been made ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this Agreement, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the code.

     8. NON-DISCLOSURE OF INFORMATION.
        -----------------------------

     8.1. Employee acknowledges that by virtue of his position he will be privy to the Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of the Company (hereinafter collectively "Confidential Information"). Accordingly, Employee shall not, during the Term and for a period of five (5) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the term and for a period of five (5) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

     8.2. Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this Section 8, Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed in violation of this Agreement. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other rights and remedies, at law or in equity, available to the Company for such breach or threatened breach, including the recovery of damages from the Employee. In connection with this paragraph's provisions, Employee hereby (i) submits to the jurisdiction of any federal court in New Jersey or any New Jersey state court of general jurisdiction in the county in which Princeton is located, (ii) waives any and all defenses based on inconvenient forum, and (iii) agrees to pay the reasonable fees and disbursements of the Company's legal counsel in connection with obtaining any such injunctive relief.

     8.3. Notwithstanding anything contained in this Section 8 to the contrary"Confidential Information" shall not include (i) information in the public domain as of the date hereof, (ii) information which enters the public domain hereafter through no fault of the Employee, and (iii) information created, discovered or developed by the Employee independent of his association with the Company, provided that such information is supported by accompanying documentation of such independent development. Nothing contained in this Section 8 shall be deemed to preclude the proper use by the Employee of Confidential Information in the exercise of his duties hereunder or the disclosure of Confidential Information required by law.

     9. RESTRICTIVE COVENANT.
        --------------------

     9.1. During the term hereof and for a period of one (1) year after the termination of this Agreement, Employee covenants and agrees that he shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business which competes with the Company's business of embedded digital media security. Notwithstanding the foregoing, (i) nothing in this Section 9 shall prohibit Employee from owning up to 5% of the outstanding voting capital stock of any corporation or other entity listed on Nasdaq or traded on any national securities exchange, and (ii) in the event of a termination by the Company, such restriction shall apply only if the Company has paid to the Employee all amounts owed to the Employee and is otherwise in compliance with Section 7 hereof. The foregoing shall not preclude the Employee from any consulting arrangement which may be entered into from time to time with the Company, or its affiliate.

     9.2. Employee acknowledges that the restrictions contained in this Section 9 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Section 9 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Section 9 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

     10.  BREACH OR THREATENED  BREACH OF COVENANTS.  In the event of Employee's
          -----------------------------------------
actual or threatened breach of his obligations under either Paragraph 8 or 9, or both, of this Agreement, or Company's breach or threatened breach of its obligations under this

Agreement, in addition to any other remedies either party may have, such party shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company or Employee, as the case may be, from pursuing and obtaining any other available remedies which Company or Employee, as the case may be, may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

     11.  DISCLOSURE OF  INNOVATIONS.  The Employee hereby agrees to disclose in
          --------------------------
writing to the Company all inventions, improvements and other innovations of any kind that the Employee makes, conceives, develops or reduces to practice, alone or jointly with others, during the Term, to the extent they are related to the Employee's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques.

     12. ASSIGNMENT OF OWNERSHIP OF INNOVATIONS. The Employee hereby agrees that
         --------------------------------------
all Innovations will be the sole and exclusive property of the Company and the Employee hereby assigns all of his rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company to the extent they are related to the Employee's work for the Company. At the Company's request and expense, during and after the Term, the Employee will assist and cooperate with the Company in all respects and will execute documents, and, subject to his reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. The Employee hereby appoints the President of the Company as his attorney-in-fact to execute documents on his behalf for this purpose.

     13.  REPRESENTATIONS  AND WARRANTIES BY EMPLOYEE.  Employee hereby warrants
          -------------------------------------------
and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him
(a) from being an Employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and (c) from competing with any other persons, companies, businesses or entities engaged in the business of Company.

     14.  ARBITRATION.  Other than with respect to a proceeding  for  injunctive
          -----------
relief referred to herein, any controversy or claim arising out of or relating to this Agreement, the performance thereof or its breach or threatened breach shall be settled by arbitration in Princeton, New Jersey or other mutually acceptable place in accordance with the then governing rules of the American Arbitration Association. The finding of the arbitration panel or arbitrator shall be final and binding upon the parties with the costs of arbitration to be equally borne by the plaintiffs and the defendants, i.e. the costs borne by defendant side in the arbitration, whether single or multiple, shall equal the costs borne by the plaintiff side in the arbitration, whether single or multiple. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.

     15. NOTICES.  Any notice  required,  permitted or desired to be given under
         -------
this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or any officer of the Company other than Employee, (b) sent by overnight delivery or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. In all instances of notices to be given to Company, a copy by like means shall be delivered to Company's counsel care of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, Attention:
David J. Sorin, Esq. In all instances of notices to be given to Employee, a copy by like means shall be delivered to Employee's counsel at the address supplied by the Employee. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is mailed, if transmitted by the United States Post Office.

     16.  ASSIGNMENT.  Employee  acknowledges  that his  services are unique and
          ----------
personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign its rights and benefits under the terms of this Agreement to any person or entity that unconditionally assumes the Company's obligations under the terms of this Agreement.

     17.  WAIVER  OF  BREACH.  Any  waiver of a breach  of a  provision  of this
          ------------------
Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

     18. ENTIRE AGREEMENT.  This Agreement  contains the entire agreement of the
         ----------------
parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

     19. GOVERNING LAW. This Agreement shall be construed in accordance with and
         -------------
governed by the internal laws of the State of New Jersey.

     20. SEVERABILITY.  The invalidity or non-enforceability of any provision of
         ------------
this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

     21.  CAPTIONS.  Captions in this Agreement are inserted only as a matter of
          --------
convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

     22.  GRAMMATICAL  USAGE.  In construing  or  interpreting  this  Agreement,
          ------------------
masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

     23.  CAPACITY.  Employee has read and is familiar with all of the terms and
          --------
conditions of this Agreement and has the capacity to understand such terms and conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof. Employer represents that this Agreement has been duly authorized by the Company and the Company agrees to be bound by this Agreement and terms and conditions thereof.

     24.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of signed counterparts via facsimile transmission shall be effective as manual delivery thereof.

     25.  CONFLICT OF INTEREST.  In any matter  requiring a Board  determination
          --------------------
hereunder, Employee, who, it is contemplated, will be a Director, shall be counted for purposes of determining a quorum but shall recuse himself from the Board vote on the matter being determined. Employee may be present in order to give a presentation on the matter being determined, but shall otherwise be absent during the course of the Board's deliberation.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first herein above written.

FULLCOMM, INC.



By: /s/ Brendan G. Elliott
   -----------------------------
   Brendan G. Elliott, President



EMPLOYEE


/s/ Howard M. Weinstein
--------------------------------
Howard M. Weinstein